EXHIBIT 99.1

Rocket Companies Announces Early Tender Results of Cash Tender Offer and Consent Solicitation for Any and All of Rocket Mortgage’s 5.250% Senior Notes Due 2028 and Receipt Of Requisite Consents

DETROIT, Oct. 4, 2021 /PRNewswire/ -- Rocket Companies, Inc. (NYSE: RKT) (the “Company” or “Rocket Companies”), a Detroit-based holding company consisting of tech-driven real estate, mortgage and financial services business – including Rocket Mortgage, Rocket Homes and Rocket Auto – today announced the early tender results as of 5:00 p.m., New York City time, on October 4, 2021 (the “Early Tender Deadline”) of the previously announced tender offer (the “Tender Offer”) of its subsidiary, Rocket Mortgage, LLC (the “Issuer”), to purchase for cash any and all of the Issuer’s outstanding 5.250% senior notes due 2028 (the “Notes”).

In connection with the Tender Offer, the Company also announced the results as of the Early Tender Deadline of its previously announced solicitation of consents (the “Consents”) from holders of the Notes (the “Consent Solicitation”) to the proposed amendments to the indenture, dated as of December 8, 2017 (the “Indenture”), which governs the Notes, to (i) eliminate substantially all of the restrictive covenants in the Indenture and the Notes, (ii) eliminate all events of default other than events of default relating to the failure to pay principal of and interest on the Notes, and (iii) shorten the minimum notice period under the Indenture for optional redemptions by the Issuer from at least 30 days but not more than 60 days to at least five business days but not more than 60 days (collectively, the “Proposed Amendments”).

The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated September 21, 2021 (the “Offer to Purchase and Consent Solicitation Statement”).

The aggregate principal amount of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (the “Early Tender Notes”), as well as the percent of the aggregate principal amount of Notes outstanding constituting Early Tender Notes, is set forth in the columns entitled “Aggregate Principal Amount of Early Tender Notes” and “Percent of Outstanding Principal Amount Tendered,” respectively, in the table below. The consideration being offered for any such Early Tender Notes accepted for purchase in the Tender Offer and Consent Solicitation is also set forth in the table below:

CUSIP / ISIN	Title of Notes	Aggregate Principal Amount Outstanding	Aggregate Principal Amount of Early Tender Notes	Percent of Outstanding Principal Amount Tendered	Tender Offer Consideration (1)(2)	Early Tender Payment (1)(3)	Total Tender Offer Consideration (1)(2)
Registered Notes: CUSIP: 74840LAB8 / U7467LAB7 ISIN: US74840LAB80 / USU7467LAB72	5.250% Senior Notes due 2028	$1,010,000,000	$941,436,000	93.21%	$1,047.50	$30.00	$1,077.50

(1)	Per $1,000 principal amount of Early Tender Notes accepted for purchase.

(2)	Does not include accrued and unpaid interest that will be paid on the Early Tender Notes accepted for purchase.

(3)	Included in the Total Tender Offer Consideration for Early Tender Notes accepted for purchase.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of October 19, 2021, unless extended or earlier terminated by the Issuer (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer and Consent Solicitation, holders of the Early Tender Notes will receive the Total Tender Offer Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline and on or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Tender Offer Consideration less the Early Tender Payment.

The Early Settlement Date (as defined in the Offer to Purchase and Consent Solicitation Statement) for the Early Tender Notes is expected to be on October 5, 2021. Any Notes validly tendered and related consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law.

In addition, holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer and Consent Solicitation will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable.

The Issuer’s obligations to accept Notes and Consents on the Early Settlement Date or the Final Settlement Date, as applicable, are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including, among others, the Issuer consummating the New Debt Financing (as defined in the Offer to Purchase and Consent Solicitation Statement) on terms satisfactory to it, and having funds available therefrom that will allow it to purchase the Notes pursuant to the Tender Offer and Consent Solicitation.

In addition, because the Issuer received Consents in respect of a majority of the aggregate principal amount of the Notes then outstanding (excluding Notes held by the Issuer or its affiliates) (the “Requisite Consents”) as of the Early Tender Deadline, the Issuer executed and delivered a supplemental indenture (the “Supplemental Indenture”) to the Indenture giving effect to the Proposed Amendments. The Supplemental Indenture became effective upon execution, but provides that the Proposed Amendments will not become operative until the Issuer accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offer. The Proposed Amendments are expected to become operative on the Early Settlement Date.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Morgan Stanley & Co. LLC is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and Consent Solicitation. D.F. King & Co., Inc. has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to the Dealer Manager at (800) 624-1808 or (212) 761-1057. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related

2

materials should be directed to D.F. King & Co., Inc. at rocket@dfking.com (email), (800) 755-7250 (U.S. Toll-Free) or (212) 269-5552 (Banks and Brokers).

None of Rocket Companies, its board of directors, the Issuer, the Dealer Manager, the Depositary and Information Agent, the Trustee under the Indenture and the Supplemental Indenture or any of the Issuer’s affiliates, makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of the Issuer by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Rocket Companies

Rocket Companies is a Detroit-based holding company consisting of personal finance and consumer service brands including Rocket Mortgage, Rocket Homes, Rocket Loans, Rocket Auto, Rock Central, Amrock, Core Digital Media, Rock Connections, Lendesk and Edison Financial. Since 1985, Rocket Companies has been obsessed with helping its clients achieve the American dream of home ownership and financial freedom. Rocket Companies offers an industry-leading client experience powered by our simple, fast, and trusted digital solutions. Rocket Companies has approximately 26,000 team members across the United States and Canada. Rocket Companies ranked #5 on Fortune’s list of the “100 Best Companies to Work For” in 2021 and has placed in the top third of the list for 18 consecutive years.

Forward Looking Statements

Some of the statements contained in this press release are forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on our management's current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in other filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

3

CONTACT

Investor Relations Contacts:

Sharon Ng

ir@rocketcompanies.com

(313) 373-7990

Media Contact:

Aaron Emerson

aaronemerson@rockcentraldetroit.com

(313) 373-3035

4